Exhibit 99.1

Addentax Group Corp. Announces Uplisting to Nasdaq Capital Market and Pricing of $25 Million Public Offering of Common Stock

Shenzhen, China, August 30, 2022/PRNewswire/ — Addentax Group Corp. (“Addentax” or the “Company”) (NasdaqCM: ATXG), an integrated service provider focusing on garment manufacturing, logistics service, property management and subleasing, and epidemic prevention supplies, today announced the pricing of an underwritten public offering (the “Offering”) of 5,000,000 shares of its common stock at a price to the public of $5.00 per share, for total gross proceeds of approximately $25 million, before deducting underwriting discounts and other related expenses. The Offering is being conducted on a firm commitment basis. The Company’s common stock is expected to commence trading on Nasdaq Capital Market under the ticker symbol “ATXG” on August 31, 2022.

The Company has granted the underwriter an option, exercisable within 45 days from the date of the underwriting agreement, to purchase up to an additional 750,000 shares of common stock at a price to the public, less underwriting discounts, to cover over-allotments, if any. The Offering is expected to close on September 2, 2022, subject to customary closing conditions.

Network 1 Financial Securities, Inc is acting as the sole book runner for the Offering. Loeb & Loeb LLP is acting as counsel to the Company. VCL Law LLP is acting as counsel to the underwriter with respect to the Offering.

A registration statement on Form S-1, as amended (File No. 333-230943) relating to the Offering was previously filed with the U. S. Securities and Exchange Commission (“SEC”) by the Company, and subsequently declared effective by the SEC on August 11, 2022. The Offering is being made only by means of a prospectus, forming a part of the registration statement. A final prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus related to the Offering may be obtained, when available, from Network 1 Financial Securities, Inc., 2 Bridge Avenue, Suite 241, Red Bank, New Jersey 07701; Attention Karen (Huiyun) Mu, email kmu@netw1.com and Adam Pasholk, email adampasholk@netw1.com or by calling +1 (800) 886-7007.

Before you invest, you should read the final prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider focusing on garment manufacturing, logistics service, property management and subleasing, and epidemic prevention supplies. Its garment manufacturing business consists of sales made principally to wholesaler located in the China. The logistics business consists of delivery and courier services covering 79 cities in seven provinces and two municipalities in China. The property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. The epidemic prevention supplies business consists of manufacturing and distribution of epidemic prevention products and resale of epidemic prevention supplies purchased from third parties in both domestic and overseas markets. For more information, visit the Company’s website at https://www.addentax.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the SEC.

For more information, please contact:

Investor Relations:

Sherry Zheng

Phone: 718-213-7386

Email: shunyu.zheng@weitian-ir.com